UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2017

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real, Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 431-9286

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (d). On February 8, 2017, Siri S. Marshall resigned as a director of the Company and its subsidiary, Alphatec Spine, Inc. Ms. Marshall’s resignation was not the result of any disagreements between Ms. Marshall and the Company on any matter relating to the Company’s operations, policies or practices.

On February 8, 2017, the Board of Directors of the Company and its subsidiary, Alphatec Spine, Inc., appointed David H. Mowry to its Board of Directors, to fill the vacancy created by Ms. Marshall’s resignation, for a term commencing on February 8, 2017 and expiring at the Annual Meeting of Stockholders of the Company in 2017 and until his successor is duly elected and qualifies, unless he sooner dies, retires or resigns.  The Board of Directors has determined that Mr. Mowry satisfies the current “independent director” standards established by the rules of The Nasdaq Stock Market.  As of the date of this report, Mr. Mowry has not been appointed to any committee of the Board of Directors.

Mr. Mowry, age 54, currently serves as President and Chief Executive Officer of Vyaire Medical, a recognized global leader in the respiratory diagnostics, ventilation, and anesthesia delivery and patient monitoring market segments, a position he has held since May 2016.  From October 2015 to May 2016 he served as Executive Vice President and Chief Operating Officer and member of the board of directors of Wright Medical Group N.V. (Nasdaq: WMGI), a global medical device company focused on extremities and biologics products, and during this time period he was also a member of the board of directors of EndoChoice Holdings, Inc. (NYSE: GI), a company focused on the manufacturing and commercialization of platform technologies relating to the treatment of gastrointestinal conditions. Prior to Wright Medical Group, Mr. Mowry served as President and Chief Executive Officer and member of the board of directors of Tornier N.V. (Nasdaq:  TRNX) from February 2013 until October 2015, at which time Tornier and Wright Medical Group merged, and prior to that, as Chief Operating Officer of Tornier from 2011 to 2013. Prior to this, Mr. Mowry held executive leadership positions at Covidien plc, ev3, Inc. and Zimmer Spine, Inc.  Mr. Mowry received a B.S. in Engineering from the United States Military Academy at West Point.

Mr. Mowry will receive annual cash compensation in accordance with the Company’s standard compensation program for independent directors. In addition, it is anticipated that Mr. Mowry will enter into the Company’s standard form of indemnification agreement for non-employee directors, a copy of which is attached as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Securities and Exchange Commission on May 5, 2009, and incorporated herein by reference.

There are no other arrangements or understandings between Mr. Mowry and any other person pursuant to which he was selected to serve on the board of directors. There are no family relationships between Mr. Mowry and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC. (Registrant)

Date: February 14, 2017	/s/ Ebun S. Garner
Ebun S. Garner, Esq.
General Counsel and Senior Vice President